UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2008

Naturade, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-71606-A	23-2442709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2099 S. College Blvd., Suite 210, Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 860-7600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 8 - Other Events

Item 8.01 Other Events - Company signs MOU to purchase assets of Redux Holdings, Inc. the Company’s controlling shareholder

On March 19, 2008, Naturade, Inc. (the “Company”) signed a nonbinding Memorandum of Understanding with Redux Holdings, Inc., the Company’s controlling shareholder, to enter into a definitive agreement to purchase most of the assets and all of the liabilities of Redux for a yet to be determined amount of the Company’s restricted common stocks. The transaction will be treaded as a corporate reorganization as defined by Section 368 of the Internal Revenue Code. The Company expects to have the definitive agreement executed and the closing occur no later than April 30, 2008.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.2 Memorandum of Understanding signed by Naturade, Inc. and Redux Holdings, Inc. on March 19, 2008.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc. (Registrant)

Date: March 20, 2008	By:	/s/ Adam Michelin
Adam Michelin,
Chief Executive Officer